UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017

KBS GROWTH & INCOME REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	333-207471	47-2778257
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Amendment and Restatement of the Advisory Agreement
On September 29, 2017, KBS Growth & Income REIT, Inc., (the “Company”), entered into an amended and restated advisory agreement (the “Amended and Restated Advisory Agreement”) with KBS Capital Advisors LLC, the Company’s external advisor (the “Advisor”). The Amended and Restated Advisory Agreement modifies the disposition fee structure and eliminates the obligation of the Company to reimburse certain expenses incurred by the Advisor in connection with providing services pursuant to the advisory agreement. Pursuant to the Amended and Restated Advisory Agreement, the disposition fee will be a flat 1.5% of the contract sales price of an asset. Under the prior advisory agreement, if the contract sales price of an asset was greater than $1.5 billion, the disposition fee would equal 1.5% of the first $1.5 billion of the contract sales price, plus 1.1% of the amount of the contract sales price in excess of $1.5 billion. In addition, the Amended and Restated Advisory Agreement eliminates the obligation of the Company to reimburse expenses incurred by the Advisor in connection with providing services pursuant to the advisory agreement, other than (i) the allocable portion of the costs of the internal audit department and (ii) promotional costs and expenses related to the leasing of properties.
Other than the changes described above, there were no material changes to the terms of the advisory agreement currently in effect.
Entry into Dealer Agreement
On September 29, 2017, the Company entered into a dealer manager agreement (the “Dealer Agreement”) with the Advisor and North Capital Private Securities Corporation (“NCPS”) in connection with the Company’s sale of up to $500,000,000 of shares of Class A common stock to accredited investors as defined in the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder (“Regulation D”), in a private offering exempt from registration pursuant to Rule 506(c) of Regulation D (the “Offering”). Pursuant to the Dealer Agreement, for sales executed by NCPS, the Advisor will pay NCPS, without reimbursement by the Company, 0.50% of the gross proceeds.
NCPS is authorized to enter into selected dealer agreements with other broker-dealers acceptable to the Company in its sole discretion who will participate in the Offering. The selected dealers must be members of the Financial Industry Regulatory Authority, Inc. Also, NCPS may enter into placement agreements in a form to be agreed upon by the Company and NCPS with registered investment advisers registered with the Securities Exchange Commission acceptable to the Company in its sole discretion.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Ex.	Description
(d)	Exhibits
1.1	Dealer Manager Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS GROWTH & INCOME REIT, INC.

Dated: October 5, 2017	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer